                                                                     Exhibit 4.4


                     Protection One Alarm Monitoring, Inc.,
                                    as Issuer

                              Protection One, Inc.,
                       Protection One International, Inc.,
                      Protection One Investments, Inc., and
                   Network Multi-Family Security Corporation,
                                  as Guarantors

               13 5/8% Senior Subordinated Discount Notes Due 2005

                                   ----------

                          Third Supplemental Indenture
                          dated as of February 14, 2000

                                       to

                       Indenture dated as of May 17, 1995

                                   ----------

                      State Street Bank and Trust Company,
                                   as Trustee

           THIRD SUPPLEMENTAL INDENTURE dated as of February 14, 2000, by and among PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation ("Monitoring"), PROTECTION ONE, INC., a Delaware corporation (the "Parent Company"), PROTECTION ONE INTERNATIONAL, INC., a Delaware corporation ("International"), PROTECTION ONE INVESTMENTS, INC., a Delaware corporation ("Investments"), NETWORK MULTI-FAMILY SECURITY CORPORATION, a Delaware corporation ("Network", and together with the Parent Company, International, Investments and Network, each a "Guarantor" and collectively, the "Guarantors"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as successor trustee to The First National Bank of Boston under the Indenture hereinafter referred to (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Indenture (as defined below).

           WHEREAS, Monitoring, the Parent Company, Protection One Alarm Services, Inc., an Oregon corporation ("Services"), A-Able Lock & Alarm, Inc., a Nevada corporation ("A-Able"), and The First National Bank of Boston entered into an Indenture dated as of May 17, 1995 (the "Indenture") providing for the issuance by Monitoring of up to $166,000,000 aggregate principal amount 13 5/8% Senior Subordinated Discount Notes due 2005 (the "Discount Notes");

           WHEREAS, in accordance with applicable provisions of the Indenture, each of Services and A-Able was merged into Monitoring;

           WHEREAS, State Street Bank and Trust Company has acquired substantially all of the corporate trust business of The First National Bank of Boston and has thereby become successor trustee under the Indenture;

           WHEREAS, pursuant to Section 9.01 of the Indenture, Metrol Security Services, Inc., a Delaware corporation ("Metrol"), Sonitrol of Arizona, Inc., an Arizona corporation ("Sonitrol"), Monitoring, the Parent Company and the Trustee thereafter entered into a First Supplemental Indenture dated as of July 26, 1996 for the purpose of adding Note Guarantees by Metrol and Sonitrol;

           WHEREAS, in accordance with applicable provisions of the Indenture, Metrol and Sonitrol thereafter were merged into Monitoring;

           WHEREAS, pursuant to said Section 9.01, Security Holdings, Inc., a Washington corporation ("Security Holdings"), Monitoring, the Parent Company and the Trustee thereafter entered into a Second Supplemental Indenture dated as of October 28,1996, for the purpose of adding a Note Guarantee by Security Holdings;

           WHEREAS, in accordance with applicable provisions of the Indenture, Security Holdings thereafter merged into Monitoring;

           WHEREAS, Section 9.01 of the Indenture provides that Monitoring and the Guarantors, in each case when authorized by a resolution of such company's board of directors (or, in the case of a Guarantor, any committee of such company's board of directors duly authorized to act under the Indenture), and the Trustee, at any time and from time to time, may, without the consent of any Holder, enter into an indenture supplemental to the Indenture for the purpose of
(i) reflecting that Security Holdings has ceased to be liable on its Note Guarantee because it is no longer a Subsidiary of Monitoring and (ii) adding Note Guarantees by International, Investments and Network;

           WHEREAS, Monitoring and the Guarantors desire to provide for a Note Guarantee of payment of the Securities by International, Investments and Network;

           WHEREAS, Monitoring and the Guarantors desire among other things to amend the preamble of the Indenture to reflect the addition of International, Investments and Network as Guarantors; and

           WHEREAS, all things necessary to make this Third Supplemental Indenture a valid indenture supplement to the Indenture have been done;

           NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

           For and in consideration of the premises, it is hereby mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I

                           AMENDMENT OF THE INDENTURE

     A. PREAMBLE. The preamble of the Indenture is hereby amended and restated in its entirety to read as follows:

          "INDENTURE dated as of May 17, 1995 by and among PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation ("Monitoring"), and PROTECTION ONE, INC., a Delaware corporation (the "Parent Company"), PROTECTION ONE INTERNATIONAL, INC., a Delaware corporation ("International"), PROTECTION ONE INVESTMENTS, INC., a Delaware corporation ("Investments"), NETWORK MULTI-FAMILY SECURITY CORPORATION, a Delaware corporation ("Network", and together with the Parent Company, International and Investments, the "Guarantors"), as Guarantors, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (the "Trustee")."

     B. NOTE GUARANTEES. Each of International, Investments and Network hereby provides a Note Guarantee of payment of the Securities pursuant to Article Eleven of the Indenture, and it is acknowledged that Security Holdings has ceased to be liable on its Note Guarantee because it is no longer a Subsidiary of Monitoring.

     C. REFERENCES TO GUARANTORS. Any reference in any Section of the Indenture to the Guarantors or any of them shall be deemed to include International, Investments and Network and exclude Security Holdings.

                                   ARTICLE II

                                  MISCELLANEOUS

     A. EXECUTION OF SUPPLEMENTAL INDENTURE. This Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Third Supplemental Indenture forms a part thereof. The Indenture, as supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed and shall remain in full force and effect in accordance with its terms.

     B. RESPONSIBILITY FOR RECITALS, ETC. The recitals herein shall be taken as the statements of Monitoring and the Guarantors, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

     C. PROVISIONS BINDING ON SUCCESSORS. All the covenants and agreements in this Third Supplemental Indenture by Monitoring and the Guarantors shall bind their respective successors and assigns whether so expressed or not.

     D. GOVERNING LAW. This Third Supplemental Indenture shall be governed by the internal laws of the State of New York.

     E. EXECUTION AND COUNTERPARTS. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

     F. EFFECTIVENESS. This Third Supplemental Indenture shall become effective immediately upon its execution and delivery by Monitoring, each of the Guarantors and the Trustee

                                   Signatures

           IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first written above.

                                        PROTECTION ONE ALARM
                                        MONITORING, INC., as Issuer


                                        By:   /s/ Annette Beck
                                           ------------------------------------
                                              Annette Beck
                                              President

                                        PROTECTION ONE, INC., as Parent Company


                                        By:   /s/ Annette Beck
                                           ------------------------------------
                                              Annette Beck
                                              President


                                        PROTECTION ONE INTERNATIONAL, INC.


                                        By:   /s/ John E. Mack  III
                                           ------------------------------------
                                              John E. Mack, III
                                              President


                                        PROTECTION ONE INVESTMENTS, INC.


                                        By:   /s/ John E. Mack  III
                                           ------------------------------------
                                              John E. Mack, III
                                              President


                                        NETWORK MULTI-FAMILY SECURITY
                                        CORPORATION


                                        By:   /s/ Steven V. Williams
                                           ------------------------------------
                                              Steven V. Williams
                                              President

                                        STATE STREET BANK AND TRUST COMPANY,
                                        as Trustee


                                        By:     /s/ Andrew M. Sinasky
                                           ------------------------------------
                                        Name:   Andrew M. Sinasky
                                             ----------------------------------
                                        Title:  Assistant Vice President
                                              ---------------------------------